SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 22, 2003

(Date of Report—Date of Earliest Event Reported)

Thousand Trails, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14645	75-2138671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Parkwood Boulevard, Suite 100, Frisco, Texas 75034

(Address of Principal Executive Offices)

(214) 618-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

(a)  On July 23, 2003, KTTI Acquisition Company, Inc., a Delaware corporation (“KTTI Acquisition”) and a wholly-owned subsidiary of KTTI Holding Company, Inc., a Delaware corporation (“KTTI Holding”), merged with and into the Registrant (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 29, 2003 (the “Merger Agreement”), among the Registrant, KTTI Acquisition and KTTI Holding. As a result of the merger, effective July 23, 2003, the Registrant became a wholly-owned subsidiary of KTTI Holding.

     Pursuant to the Merger Agreement, each issued and outstanding share of common stock of the Registrant was converted into the right to receive $14.50 in cash. In addition, each option to purchase shares of common stock of the Registrant outstanding immediately prior to the effective time of the Merger (whether vested or unvested) was canceled and each holder of such option is entitled to receive a cash payment equal to the product of (a) the total number of shares of common stock subject to such stock option and (b) the excess of the per share merger consideration over the per share option price for such stock option, subject to any applicable withholding taxes.

     The aggregate merger consideration, including the payments to the option holders, was approximately $113 million. This amount and the related fees and expenses of the transaction were funded from (i) available cash balances of the Registrant, (ii) a term loan in the amount of $72 million from iStar Sub 1000T, LLC and (iii) equity financing in the amount of $35 million from affiliates of KTTI Holding.

     The term loan is secured by first priority mortgage liens on the U.S. properties of the Registrant, a first priority pledge of all dues payments under its membership contracts, a first priority pledge of the Registrant’s interest in all of its U.S. subsidiaries and a 65% interest in its Canadian subsidiary, a first priority pledge of all permits, licenses, reservation systems and all other tangible and intangible property of the Registrant. The loan has a ten year term and bears interest at 10% per annum. The term loan amortizes monthly on a 20-year amortization schedule with mandatory additional annual principal payments equal to 75% of net cash flow, after monthly debt service payments, for the prior calendar year. After the principal balance is reduced to $50 million, the additional annual principal payments shall be made only if then required by iStar Sub 1000T, LLC.

     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors of KTTI Acquisition became the directors of the Registrant and the officers of the Registrant remained the officers of the Registrant.

     As a result of the Merger, the Registrant common stock is no longer traded on the American Stock Exchange or any other securities exchange and the Registrant has become a privately-held company.

(b)  To the knowledge of the Registrant, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Registrant or KTTI

Holding, the operation of which may at a subsequent date result in a further change in control of the Registrant.

Item 5. Other Events.

On July 22, 2003, the Registrant issued a press release announcing stockholder approval of the merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 29, 2003, among Thousand Trails, Inc., KTTI Holding Company, Inc., and KTTI Acquisition Company, Inc. (schedules and exhibits omitted) (incorporated by reference from Exhibit 2.1 of the Registrant’s Current Report on Form 8-K dated April 29, 2003, filed with the Commission on May 1, 2003).

99.1	Press Release dated July 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2003

THOUSAND TRAILS, INC.

By:	/s/ Walter B. Jaccard

Walter B. Jaccard
Corporate Secretary

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of April 29, 2003, among Thousand Trails, Inc., KTTI Holding Company, Inc., and KTTI Acquisition Company, Inc. (schedules and exhibits omitted) (incorporated by reference from Exhibit 2.1 of the Registrant’s Current Report on Form 8-K dated April 29, 2003, filed with the Commission on May 1, 2003).

99.1	Press Release dated July 22, 2003.